Exhibit 3.2

CONFORMED COPY

AMENDED AND RESTATED

BYLAWS

OF

ENDEAVOUR INTERNATIONAL CORPORATION

A Nevada Corporation

ARTICLE I

Stockholders

Section 1. Annual Meeting. Annual meetings of the stockholders, commencing with the year 2000, shall be held on the 13TH day of January each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may be properly be brought before the meeting.

Section 2. Special Meetings.1

(a) Special meetings of the stockholders may be called by the President or the Secretary by resolution of the Board of Directors.

(b) Special meetings of the stockholders shall be called by the President or the Secretary upon the request in writing of stockholders owning a majority of the stock of the corporation issued and outstanding and generally entitled to vote in the election of directors. Such request must be (i) delivered to the Secretary at the principal executive offices of the corporation; (ii) signed by the requesting stockholders (the “Requesting Stockholders”) or a duly authorized agent of the Requesting Stockholders; and (iii) accompanied by a notice that fulfills the requirements of paragraph (c) of Section 8 of this Article I (such provisions to apply mutatis mutandis to the “Requesting Stockholders” as if they were the “Proposing Stockholder” referred to therein). At any special meeting requested by stockholders, the business transacted shall be limited to the purposes stated in the request for meeting, except that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing, only the business that has been brought before the meeting pursuant to the corporation’s notice of meeting shall be conducted at a special meeting of stockholders.

[1]	Note: Article I, Section 2 was amended pursuant to an amendment dated January 14, 2013 (filed on Form 8-K filed on January 15, 2013).

(c) The Board of Directors shall fix the date, time and place for each special meeting; provided, however, that the date of any special meeting called pursuant to paragraph (b) of this Section 2 shall be not more than 90 days after the date a proper request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law; (ii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the date the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes the business described in the request; (iii) the request for the special meeting is received by the Secretary during the period commencing 120 days prior to the first anniversary date of the previous year’s annual meeting of stockholders and ending on the date of the annual meeting of stockholders; or (iv) an identical or substantially similar item was presented at any meeting of stockholders held within 90 days prior to receipt by the Secretary of the request for special meeting (and, for purposes of this clause (iv), the election of directors shall be deemed a similar item with respect to all items of business involving the election or removal of directors). The Board of Directors shall set a record date for the determination of stockholders entitled to vote for each special meeting in the manner set forth in Section 4 of Article V.

(d) At a special meeting of stockholders, nominations of persons for election to the Board of Directors shall be made only as set forth in paragraph (b) of Section 8 of this Article I.

(e) The Requesting Stockholders may revoke the request for a special meeting at any time by delivering a written revocation to the Secretary at the principal executive offices of the corporation.

Section 3. Place of Meetings. All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Quorum: Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the presiding officer of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.2

Section 5. Voting. Each stockholder of record of the corporation holding stock which is entitled to vote at this meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

[2]	Note: Article I, Section 4 was amended pursuant to an amendment dated January 14, 2013 (filed on Form 8-K filed on January 15, 2013).

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to decide any question brought before such meeting (other than for the election of directors), unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.3

Section 6. Proxies. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7. Action Without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly held meeting of stockholders of the corporation at which a quorum is present or represented and may not be effected by any consent in writing by the stockholders.4

Section 8. Advance Notice of Stockholder Nominations and Proposals.5

(a) Annual Meetings of Stockholders.

(i) At any annual meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, director nominations or the proposal of other business to be considered and acted upon by stockholders must be: (A) specified in the notice of meeting (or any supplement thereto) or given or otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or (B) properly brought before an annual meeting by a stockholder who is a stockholder of record of the corporation at the time such notice provided for in this Section 8 is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. The foregoing clause (B) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

[3]	Note: Article I, Section 5 was amended pursuant to an amendment dated January 14, 2013 (filed on Form 8-K filed on January 15, 2013).
[4]	Note: Article I, Section 7 was amended pursuant to an amendment dated January 14, 2013 (filed on Form 8-K filed on January 15, 2013).
[5]	Note: Article I, Section 8 was added to the Bylaws pursuant to an amendment dated January 14, 2013 (filed on Form 8-K filed on January 15, 2013).

(ii) For director nominations and other business to be properly brought before an annual meeting by a stockholder, the stockholder of record intending to make such nominations or propose such business (the “Proposing Stockholder”) must have delivered timely notice thereof meeting the requirements of paragraph (c) of this Section 8 (even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors) and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action under applicable law. To be timely, such notice must be delivered: (A) for any annual meeting of stockholders held after June 30, 2013, not earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting nor later than the close of business on the 90th day; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a Proposing Stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which Public Disclosure of the date of such annual meeting was first made; and (B) for any annual meeting of stockholders held prior to June 30, 2013, not later than the close of business the 60th day following the day on which Public Disclosure of the adoption of this Bylaw was first made. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of notice by a Proposing Stockholder as described herein. Notwithstanding anything in this paragraph (a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this paragraph (a) and there is no Public Disclosure by the corporation of the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Proposing Stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered not later than the close of business on the 10th day following the day on which such Public Disclosure is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting with respect to such special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such positions as specified in the corporation’s notice of meeting if a stockholder’s notice meeting the requirements of paragraph (c) of this Section 8 (such provisions to apply mutatis mutandis to such stockholder as if it was the “Proposing Stockholder” referred to therein) not earlier than the close of business on the later of the 120th day prior to such special meeting nor later than the close of business on the 90th day prior to such special meeting or if later, the tenth day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Proposing Stockholders notice required hereby.

(c) Notice Requirements. A Proposing Stockholder’s written notice must be delivered to the Secretary at the principal executive offices of the corporation and shall set forth:

(i) as to each nominee proposed in such notice: (A) the name, age, business address and residence address of each such nominee; (B) the principal occupation or employment of each such nominee; (C) the number of shares of stock of the corporation which are owned of record and beneficially by such nominee, if any; (D) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (E) the signed consent to being named in the proxy statement as a nominee and to serving as a director if elected of each such nominee being proposed;

(ii) as to any business other than director nominations that a Proposing Stockholder proposes to bring , as to each matter the Proposing Stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting; (B) the text of each proposal or matter of business (including the text of any resolutions to be proposed for consideration and in the event that such proposal or matter of business includes a proposal to amend the Bylaws of the corporation, the text of the proposed amendment); (C) the reasons for conducting such business at the meeting; (D) any material interest of such Proposing Stockholder or beneficial owner, if any, on whose behalf the proposal; and (E) any other information concerning the proposal as would be required to be disclosed in a proxy statement soliciting proxies for the proposal or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

(iii) in each case as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nominations or other business proposal is made: (A) the name and address of the Proposing Stockholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made; (B) the class, series, if any, and number of shares of stock of the corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Stockholder’s notice, and a covenant that the Proposing Stockholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (C) a description of any agreement, arrangement or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder, any such beneficial owner on whose behalf the nomination or other business proposal is being made and any of their respective affiliates or associates, and any others (naming them) acting in concert with any of the foregoing, including in the case of a nomination, the nominee, and a covenant that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (D) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which the Proposing Stockholder, any beneficial owner on whose behalf the nomination or other business proposal is being made and any of their respective affiliates or associates has a right to vote or has granted a right to vote any shares of any security of the corporation, and a covenant that the Proposing Stockholder will notify the corporation in writing of any such proxy, contract, arrangement, understanding, or relationship in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder, any beneficial owner on whose behalf the nomination or other business proposal is being made or any of their respective affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, any beneficial owner on whose behalf the nomination or other business proposal is being made or any of their respective affiliates or associates with respect to securities of the corporation, and a covenant that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (F) a representation that the Proposing Stockholder is a holder of record of shares of stock of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or propose the business in each case as specified in the notice; (G) a representation whether the Proposing Stockholder, any beneficial owner on whose behalf the nomination or other business proposal is being made or any of their respective affiliates or associates intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding stock required to elect the nominees or to approve or adopt any other proposal and/or otherwise to solicit proxies from stockholders in support of the nominations or other proposal; and (H) such other information concerning the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nominations or other business proposal is made as would be required to be disclosed in a proxy statement soliciting proxies for the proposal or the election of nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The foregoing notice requirements of this paragraph (c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at a meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for use at such meeting.

(d) General. Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at a meeting pursuant to this Section 8 does not provide the information required under paragraph (c) of this Section 8 to the corporation promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the corporation. Except as otherwise provided by law, the presiding officer of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by this Section 8); and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. The requirements of this Section 8 shall apply to any business or nominations to be brought before an annual meeting by a stockholder, whether such business or nominations are to be included in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 8; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 8 and compliance with paragraphs (a) and (b) of this Section 8 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of paragraph (a), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 8 shall be deemed to affect any rights of (A) the stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act; or (B) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation. The requirements of this Section 8 are included to provide the corporation notice of a stockholder’s intention to bring business or nominations before a meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business or make such nominations before a meeting.

(e) Certain Definitions. For purposes of this Section 8, (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (ii) “Public Disclosure” or “Publicly Disclosed” means a disclosure made in a press release issued publically by the corporation through its customary channels of public dissemination of press releases or in a document filed by the corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (iii) “qualified representative” of means a person who is (A) a duly authorized officer, manager or partner of such stockholder; or (B) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting of stockholders.

ARTICLE II

Directors

Section 1. Management of Corporation. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Term of Office and Classification. The number of directors which shall constitute the entire Board of Directors shall be at least one. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen as determined by resolution of the Board of Directors. Directors need not be stockholders. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and in any event at least one-fourth in number of the directors constituting the entire Board of Directors shall be elected annually. The term of each incumbent director of the Company as of the date upon which these Bylaws were amended to provide for three classes of directors shall terminate at the next annual meeting of stockholders (the “Effective Time”), and prior to the Effective Time the Board of Directors shall designate the class to which each director nominee for election at the next annual meeting of stockholders shall be a member if elected. The initial term of the directors in Class I shall extend until the first annual meeting of stockholders following the Effective Time; the initial term of directors in Class II shall extend until the second annual meeting of stockholders following the Effective Time; and the initial term of the directors in Class III shall extend until the third annual meeting of stockholders following the Effective Time. At each succeeding annual meeting of stockholders, successors to directors of the class whose term expires at such annual meeting will be elected to serve for three-year terms and until their successors are elected and qualified or they resign or are removed. Directors for each class being elected at an annual meeting of stockholders will be elected by a plurality of the votes cast by the holders of shares entitled to vote in such an election.

In the event the number of directors constituting any class of directors does not constitute at least one-fourth of the entire board of directors to be elected at the annual meeting of stockholders, the Board of Directors shall take, at or prior to such annual meeting, such action as it deems necessary or appropriate to ensure that at least one-fourth of the directors constituting the entire Board of Directors is elected at such annual meeting, including, without limitation, increasing the number of directors constituting any class of directors.

In the event of any changes in the number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which such director is a member until the expiration of such director’s current term, or prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

Section 3. Vacancies. Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of the stockholders. The holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose. Such removal shall be effective immediately, even if successors are not elected simultaneously.6

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 4. Annual and Regular Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

[6]	Note: Article II, Section 3 was added to the Bylaws pursuant to an amendment dated January 14, 2013 (filed on Form 8-K filed on January 15, 2013).

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least three (3) days prior to the time of the holding of the meeting. In case such notice is hand delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7. Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Quorum: Adjourned Meetings. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 11. Special Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE III

Notices

Section I. Notice of meetings. Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2. Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IV

Officers

Section 1. Election. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board, Vice-Chairman of the Board, one or more vice-presidents, assistant treasurers and assistant secretaries.

Section 2. Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3. Vice-Chairman of the Board. The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4. President. The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation. In the absence of the President the Vice-President will assume all of the President’s responsibilities.

Section 5. Vice-President. The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 6. Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. In the absence of the Secretary the Vice-President will assume all of the Secretary’s responsibilities.

Section 7. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. In the absence of the Treasurer the Vice-President will assume all of the Treasurer’s responsibilities.

If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 9. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10. Compensation. The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 11. Removal: Resignation. The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE V7

Capital Stock

Section 1. Certificated and Uncertificated Shares. The Board of Directors shall be authorized to issue any of the classes or series of shares of the capital stock of the corporation with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations,

[7]	Note: Article V was amended pursuant to an amendment dated December 12, 2007 (filed on Form 8-K filed on December 13, 2007).

preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the corporation shall issue to represent such stock.

If a certificate is countersigned or otherwise authenticated (1) by a transfer agent other than the corporation or its employees and (2) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the stockholder a written statement of all of the information required to be provided to holders of uncertificated shares by the Nevada General Corporation Law.

Section 2. Surrendered: Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Replacement Certificates. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto (provided, however, if the Board of Directors determines or has determined that the ownership of such shares shall be represented by uncertificated shares, the corporation need not issue a new certificate but shall provide the stockholder with a written statement of all of the information required to be provided to holders of uncertificated shares by the Nevada General Corporation Law), cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 5. Registered Owner. The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VI

General Provisions

Section 1. Registered Office. The registered office of this corporation shall be in the State of Nevada.

The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2. Distributions. Distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Checks: Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII

Indemnification

Section 1. Indemnification of Officers and Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2. Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE VIII

Amendments

Section I. Amendments by Stockholders. The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2. Amendments by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

ARTICLE IX

Nevada’s Acquisition of Controlling Interest Act Opt-Out

The Corporation shall not be subject to the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive (Acquisition of Controlling Interest).